EXHIBIT A

Republic of Colombia

Underwriting Agreement

[Date]

[Name of Representative of the Underwriters]

As Representatives of the

Underwriters named in

Schedule II hereto.

Ladies and Gentlemen:

The Republic of Colombia (the “Republic”) proposes to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), consisting of debt securities to be issued under a fiscal agency agreement, dated [•] ([as amended,] the “Fiscal Agency Agreement”), between the Republic and the fiscal agent named therein (the “Fiscal Agent”), and, if so specified in Schedule I1 hereto, warrants to purchase Securities (the “Warrants”) to be issued under a warrant agreement (the “Warrant Agreement”) between the Republic and the warrant agent named therein (the “Warrant Agent”), in the respective forms filed or to be filed as exhibits to the Registration Statement (as hereinafter defined). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

1. Representations and Warranties. The Republic represents and warrants to, and agrees with, the Underwriters that:

(a) The Republic has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-             ), which registration statement has

[1]	If it is specified in Schedule I hereto that this Agreement also relates to the issue and sale of Warrants: (i) the number of Warrants to be sold together with the applicable denomination of the Securities and the title and principal amount of the Securities which may be purchased upon the exercise of each Warrant and of all the Warrants are as specified in Schedule I hereto, (ii) all references herein (except in Sections 1 and 6 hereof) to “Securities” are deemed to include or refer to the Warrants, as further specified in Schedule I hereto, (iii) the representations and warranties given pursuant to Section 1 hereof shall be deemed to be modified, insofar as they relate to the Securities, to cover the Warrants and the Securities issuable upon the exercise of the Warrants and, insofar as they relate to the Fiscal Agency Agreement, to cover the Warrant Agreement and the Fiscal Agency Agreement, (iv) Section 4 hereof includes such other agreements of the Republic as are set forth in Schedule I hereto and (v) the legal opinions and other documents to be delivered pursuant to Section 7 hereof shall be appropriately modified to cover the Warrants, the Warrant Agreement, the Securities issuable upon the exercise of the Warrants and such related matters in such manner as the Representatives or their counsel may reasonably request.

become effective for registration under the Securities Act of 1933, as amended (the “Act”), of the Securities and other securities. The Securities are registered under such registration statement. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Commission Release No. 33-6424 (the “Release”) and Schedule B under the Act. Such registration statement, as amended as of the time each part thereof became effective, including the exhibits thereto and any documents incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, is hereinafter called the “Registration Statement”. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for any Securities. The basic prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Basic Prospectus”. Any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities which has heretofore been filed or which is hereafter filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”. The Republic has adequately disseminated the Basic Prospectus to the public a reasonable period before the offering of the Securities in accordance with the Release. The Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any Form 18-K of the Republic filed under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

(b) The Registration Statement and each amendment thereto, as of the applicable effective date, conformed, and the Registration Statement as amended or supplemented as of the date hereof and the Closing Date (as defined below) does or will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and, as of the applicable effective date as to each part of the Registration Statement, did not, and as of the date hereof and the Closing Date does not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement. As of the date thereof and as of the Closing Date, the Prospectus and any amendment or supplement thereto will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by any Underwriter through the Representatives specifically for use in connection with the preparation of the Prospectus or any amendment or supplement thereto.

(c) For the purposes of this Agreement, the “Applicable Time” is [•] a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus together with the statements under the caption “Description of the Bonds” in, and the information in the table on the front cover of, the Prospectus (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (as hereinafter defined in Section 1(e)) listed on Schedule III(a) hereto (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Republic by any Underwriter through the Representatives expressly for use therein.

(d) The documents, if any, incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto.

(e) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by any Underwriter through the Representatives expressly for use therein;

(f) (i) At the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that the Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (iv) as of the date hereof, the Republic was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Republic be considered an “ineligible issuer”.

(g) The Republic has full power and authority to execute and deliver this Agreement and the Fiscal Agency Agreement (this Agreement and the Fiscal Agency Agreement are referred to herein collectively as the “Agreements”) and the Securities, to incur the obligations to be incurred by it as provided in the Agreements and the Securities, and to perform and observe the provisions of the Agreements and the Securities on its part to be performed or observed.

(h) This Agreement has been duly authorized, executed and delivered by the Republic.

(i) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable in accordance with its terms.

(j) The Securities have been duly authorized by the Republic and, when duly executed, authenticated, issued, paid for and delivered in accordance with the Fiscal Agency Agreement, will constitute legal, valid and binding obligations of the Republic enforceable in accordance with their terms.

(k) The obligations of the Republic under the Securities will at all times on and following the Closing Date be supported by the full faith and credit of the Republic and will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated External Indebtedness (as defined in the Securities) of the Republic that will rank equal in right of payment with all other present and future unsecured and unsubordinated External Indebtedness of the Republic.

(l) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, nor any provision of any contract, agreement or instrument to which the Republic or any Governmental Agency (as defined below) is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of the Republic or any Governmental Agency be effected, as a result of the execution and delivery of either of the Agreements, the issue of the Securities as contemplated herein and in the Prospectus and the Fiscal Agency Agreement, or as a result of the performance or observance by the Republic of any of the terms of the Agreements or the Securities. For purposes of this Agreement, “Governmental Agency” means any ministry, administrative department, agency, instrumentality, corporation, decentralized entity (entidad descentralizada) or other governmental entity of, or owned or controlled by, the Republic on the National Level (del orden nacional), but excluding (i) corporations in which the Republic or any group of Governmental Agencies owns less than 50% of the voting shares or directly controls the selection of less than 50% of the board of directors or comparable management group, and (ii) banks or financial institutions in which the Republic or any Governmental Agency is directly or indirectly a shareholder and which primarily fund themselves in the ordinary course from non-governmental sources and provide financing substantially to the private sector, and any other bank or financial institution owned or controlled directly or indirectly by any such bank or financial institution.

(m) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in the Republic is required for (i) the due execution, delivery and performance by the Republic of any of the Agreements or the Securities, (ii) the validity or enforceability against the Republic of any of the Agreements or the Securities, or (iii) the issue, sale or delivery of the Securities, except for the approvals, authorizations and other documents referred to in Section 7 of this Agreement (each of which shall be obtained on or prior to the Closing Date).

(n) The Republic is empowered to issue the Securities. Any failure of the Republic to make the necessary or appropriate provisions in the National Annual Budget for the full and timely payment of any and all amounts due from the Republic under the Agreements and the Securities will not constitute a defense to enforcement of the obligations of the Republic under the Agreements or the Securities.

(o) There is no pending or, to the knowledge of the Republic after reasonable inquiry, threatened legal action or proceeding affecting the Republic or any Governmental Agency which (i) might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of the Republic or (ii) purports to affect the legality, validity or enforceability of any of the Agreements or the Securities.

(p) No event has occurred (and is continuing) which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities (as defined therein).

(q) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Republic or any Governmental Agency or other Colombian governmental, revenue or taxing authority or agency on or by virtue of the execution or delivery by the Republic of any Agreement or the Securities, the enforcement hereof or thereof against the Republic, or any payment to be made by the Republic, pursuant hereto or thereto; provided, that the Securities are held by a non-resident and non-domiciliary of the Republic.

(r) Under the laws of the Republic, neither the Republic nor any of its property has any immunity from the jurisdiction of any court or from set-off or any legal process; provided, that, except as provided under Article 177 of the Código Contencioso Administrativo of the Republic, which does not override Articles 684 or 513 of the Código de Procedimiento Civil and Article 19 of Decree 111 of January 15, 1996 of the Republic, the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The waiver of immunity by the Republic contained in Section 16 hereof and in the Fiscal Agency Agreement and the Securities and the appointments of the Authorized Agent in Section 16 hereof and in the Fiscal Agency Agreement and the Securities, the consents by the Republic to the jurisdiction of the courts specified in Section 16 hereof and in the Fiscal Agency Agreement and the Securities, and the provisions that the law of the State of New York shall govern this Agreement, the Fiscal Agency Agreement and the Securities as provided in Section 15 hereof and in the Fiscal Agency Agreement and the Securities, are (or will be, when granted) irrevocably binding on the Republic.

(s) The Republic is a member of and eligible to use the general resources of, the International Monetary Fund and is a member of the International Bank for Reconstruction and Development.

(t) Each of the Agreements is, or upon the due issue, execution and delivery thereof, will be, in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

2. Purchase and Sale

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Republic, at the purchase price and in the manner set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

(c) Each Underwriter severally represents to and agrees with the Republic that it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute or publish the Registration Statement, the Basic Prospectus or the Prospectus or any offering circular, form of application, advertisement or other document or information relating to the Securities, in any jurisdiction (including any Member State of the European Economic Area that has implemented the Prospectus Directive) except under circumstances that will, to the best of its knowledge and belief, result in compliance with all applicable laws and regulations thereof (including, without limitation, any prospectus delivery requirements) and which will not impose any obligations on the Republic except as contained in this Agreement.

(d) Without prejudice to the provisions of Sections 1(b), 1(c), 1(d) and 1(m) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Underwriters may request pursuant to Section 4(d), the Republic shall not have any responsibility for obtaining, and each Underwriter severally agrees with the Republic that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Republic or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof, in accordance with the written order of the Republic or its duly authorized representative, by wire transfer (or in such other manner as may be specified in Schedule I hereto) and payable in the funds and in the currency specified in Schedule I hereto.

Certificates for the Securities shall be in fully registered form and in the authorized denominations specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such authorized denominations as the Representatives may request upon at least three full business days’ prior notice to the Republic. The Republic agrees to have the Securities available for inspection by the Representatives at the offices of Arnold & Porter LLP, United States counsel to the Republic, not later than 1:00 P.M. on the business day prior to the Closing Date.

4. Agreements. The Republic agrees with the several Underwriters that:

(a) The Republic will prepare the Prospectus in a form approved by you and will file such Prospectus pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Act; and, prior to the completion of the offering of the Securities, the Republic will make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof. The Republic will promptly advise the Representatives after it receives notice thereof, of the time (i) when the Prospectus shall have been so filed or shall have been amended, or (ii) when any amendment to the Registration Statement shall have been filed or become effective, and will furnish you with copies of any such amendment or supplement. If requested by you prior to the Applicable Time, the Republic will prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; and the Republic will file promptly all other material required to be filed by the Republic with the Commission pursuant to Rule 433(d) under the Act. For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period the Republic will advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus, or any amended Prospectus has been filed with the Commission, of any request by the Commission for any amendment to the Registration Statement or any amendment or any supplement to the Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and of the receipt by the Republic of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, the Republic will use its best efforts to obtain the withdrawal of such order.

(b) For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, the Republic will comply with all requirements imposed upon the Republic by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if it shall be necessary to amend or supplement the

Prospectus to comply with the Act or rules thereunder, the Republic promptly will prepare and file with the Commission, in accordance with the first sentence of subsection (a) of this Section 4, an amendment or supplement (including, if appropriate, a Form 18-K or an amendment thereto) which will correct such statement or omission or an amendment which will effect such compliance.

(c) The Republic will make generally available to its security holders in the United States and to the Representatives, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of the Republic covering the first full fiscal year of the Republic commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

(d) The Republic will furnish to counsel for the Underwriters, on behalf of the Representatives, without charge, copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date; and, prior to 5:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, furnish the Representatives with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request; and, so long as delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto (including any Form 18-K and any amendment thereto), as the Representatives may reasonably request; provided, that, in case any Underwriter or dealer is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the date hereof, the Republic will prepare and deliver such copies to such Underwriter or dealer, but at such Underwriter’s or dealer’s expense.

(e) The Republic will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such jurisdictions of the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Republic shall not be required to file a consent to service of process in any such jurisdiction.

(f) So long as any of the Securities are outstanding, the Republic will furnish to the Representatives, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

(g) Until the Closing Date, the Republic will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities similar to the Securities issued or guaranteed by the Republic to be placed in the international or U.S. capital markets that are denominated or payable in U.S. dollars and that mature more than one year after their respective dates of issue.

(h) The Republic will use its best efforts to cause the Securities to be admitted and traded on the Luxembourg Stock Exchange as promptly as possible.

5. Free Writing Prospectuses.

(a)(i) The Republic and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(ii) The Republic represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives and that Schedule III(a) hereto is a complete list of any Issuer Free Writing Prospectuses for which the Republic has received such consent; and

(iii) Each Underwriter represents and agrees that (A) except for any “free writing prospectus” (as defined by Rule 405 under the Act) containing customary information and prepared by the Underwriters for use by the Underwriters on Bloomberg screens or similar communications and which is not (x) an Issuer Free Writing Prospectus or (y) a free writing prospectus containing “Issuer information” (as defined by Rule 433(h)(2) under the Act), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus without the prior consent of the Republic, which consent shall not be unreasonably withheld and (B) that Schedule III(a) hereto is a complete list of any free writing prospectuses for which the Underwriters have received such consent.

(b) The Republic has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending; and

(c) The Republic agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Republic will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by any Underwriter through the Representatives expressly for use therein.

6. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated and except as otherwise agreed to in writing, the Republic will pay all costs and expenses incident to the performance of the obligations of the Republic hereunder, including, without limiting the generality of the foregoing, (i) all costs and expenses of preparing, printing, filing and distributing of the Registration Statement (including all exhibits thereto), the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing

Prospectus and the Prospectus, and (except as otherwise provided in Section 4(d) hereof) any amendments or supplements thereto, (ii) all costs and expenses of printing and distributing the Fiscal Agency Agreement, and the fees and expenses of the Fiscal Agent and any paying agents under the Fiscal Agency Agreement, (iii) all costs and expenses in connection with the engraving, printing, issuance and delivery to the Underwriters of the Securities, (iv) up to an agreed amount in respect of the determination of the eligibility of the Securities for investment and the qualification of the Securities in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation and printing of any Blue Sky Memorandum and Legal Investment Survey in respect of the Securities, (v) except as otherwise provided in Section 4(d) hereof, the costs of printing and delivery (including costs of mailing and shipping) to the Underwriters, in quantities as herein above stated, of copies of the documents referred to in Section 4(d) hereof, (vi) any fees and expenses in connection with the listing of the Securities on such exchange, if any, as shall be specified in Schedule I hereto, (vii) the fees and disbursements of counsel for the Republic and (viii) any fees charged by securities rating services for rating the Securities, if and to the extent such ratings are requested by the Republic. Except as provided in Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their United States counsel and Colombian counsel and its out-of-pocket expenses in connection with negotiations with the Republic.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Republic contained herein, both (i) on, and as though made on, the date hereof and (ii) on, and as though made on, the Closing Date, to the accuracy of the statements of the Republic made in any certificates pursuant to the provisions hereof, to the performance by the Republic of its obligations hereunder performable prior to the Closing Date and to the following additional conditions:

(a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof or the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; the Prospectus shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) of this Agreement; and any final term sheet contemplated by Section 4(a) hereof, and any other material required to be filed by the Republic pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433;

(b) The Head or Acting Head of the Legal Affairs Group of the Dirección General de Crédito Público y Tesoro Nacional of the Ministerio de Hacienda y Crédito Público of the Republic shall have furnished to the Representatives such counsel’s written opinion, dated the Closing Date, to the effect that:

(i) The Republic has full power and authority to execute and deliver the Agreements and the Securities, to incur the obligations to be incurred by it as provided herein and therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed;

(ii) The execution, delivery and performance by the Republic of the Agreements and the Securities have been duly authorized by all necessary action on its part and by all necessary constitutional, legislative, executive, administrative and other governmental action;

(iii) The Agreements have been duly authorized, executed and delivered by the Republic and the Agreements constitute legal, valid and binding obligations of the Republic enforceable in accordance with their terms;

(iv) The Securities have been duly authorized, executed, issued and delivered by the Republic in accordance with the Fiscal Agency Agreement, and, assuming due authentication and delivery by the Fiscal Agent, the Securities constitute legal, valid and binding obligations of the Republic enforceable in accordance with their terms;

(v) The obligations of the Republic under the Securities are or will at all times on and following the Closing Date be supported by the full faith and credit of the Republic and are or will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated External Indebtedness (as defined in the Securities) of the Republic that will rank equal in right of payment with all other present and future unsecured and unsubordinated External Indebtedness of the Republic;

(vi) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, nor (to the best of such counsel’s knowledge) any provision of any contract, agreement or instrument to which the Republic or any Governmental Agency is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of the Republic or any Governmental Agency would be effected, as a result of the execution and delivery of any of the Agreements, the issue of the Securities as contemplated herein and in the Prospectus, or the performance or observance by the Republic of any of the terms of the Agreements or the Securities;

(vii) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body in the Republic is required for (A) the due execution, delivery and performance by the Republic of any of the Agreements or the Securities, (B) the validity or enforceability against the Republic of any of the Agreements or the Securities, or (C) the issue, sale or delivery of the Securities, except for each of the approvals, authorizations and other documents referred to in this Section 7 (each of which shall be listed in such counsel’s legal opinion and copies of which shall be furnished to counsel to the Underwriters on the Closing Date);

(viii) To ensure the legality, validity, enforceability, priority or admissibility in evidence of each of the Agreements and the Securities in the Republic, it is not necessary that any Agreement or the Securities be registered, recorded, published or filed with any court or other authority in the Republic or be notarized or that any documentary, stamp or similar tax be paid on or in respect of any such Agreements or the Securities, except for (A) the issuance by the Director General of Public Credit and the National Treasury of the Ministerio de Hacienda y Crédito Público of a request for publication of (x) the resolution issued by the Ministerio de Hacienda y Crédito Público in the Diario Oficial of the Republic and (y) a summary of the Agreements in the Diario Unico de Contratación Pública of the Republic, to satisfy the requirement for such publications, (B) notice to the Banco de la República of the external indebtedness represented by the Securities and (C) the delivery of written information from the Director General of Public Credit of the Ministerio de Hacienda y Crédito Público to the Junta Directiva del Banco de la República regarding the proposed issuance of the Securities, each of which shall be effected on or prior to the Closing Date;

(ix) The Republic is empowered to issue the Securities. Any failure of the Republic to make the necessary or appropriate provisions in the National Annual Budget for the full and timely payment of any and all amounts due from the Republic under the Agreements and the Securities will not constitute a defense to enforcement of the obligations of the Republic under the Agreements or the Securities;

(x) There is no pending or, to such counsel’s knowledge after reasonable inquiry, threatened legal action or proceeding affecting the Republic or any Governmental Agency which (A) might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of the Republic or (B) purports to affect the legality, validity or enforceability of any of the Agreements;

(xi) To such counsel’s knowledge after reasonable inquiry, no event has occurred (and is continuing) which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities (as defined therein);

(xii) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Republic or any Governmental Agency or other Colombian governmental, revenue or taxing authority or agency on or by virtue of the execution or delivery by the Republic of any Agreement or the Securities, the enforcement hereof or thereof against the Republic, or any payment to be made by the Republic, pursuant hereto or thereto; provided, that, the Securities are held by a non-resident and non-domiciliary of the Republic.

(xiii) Under the laws of the Republic, neither the Republic nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process; provided, that, except as provided under Article 177 of the Código Contencioso Administrativo of the Republic, which does not override Articles 684 or 513 of the Código de Procedimiento Civil and Article 19 of Decree 111 of January 15, 1996 of the Republic, the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The waiver of immunity by the Republic contained in Section 16 hereof and in the Fiscal Agency Agreement and the Securities and the appointment of the Authorized Agent in Section 16 hereof, Section 19 of the Fiscal Agency Agreement and Section 17 of the Securities, the consents by the Republic to the jurisdiction of the courts specified in Section 16 hereof, Section 19 of the Fiscal Agency Agreement and Section 17 of the Securities, and the provisions that the law of the State of New York shall govern this Agreement and the Fiscal Agency Agreement and the Securities as provided in Section 15 hereof, Section 18 of the Fiscal Agency Agreement and Section 16 of the Securities, are irrevocably binding on the Republic and service of process effected in the manner set forth in Section 16 hereof, Section 19 of the Fiscal Agency Agreement and Section 17 of the Securities will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over the Republic;

(xiv) The courts of the Republic would give effect to and enforce a judgment obtained in a court outside of the Republic through a procedural system provided for under Colombian law known as “exequatur”, subject to the provisions of Article 693 of the Código de Procedimiento Civil which requires that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of the Republic and subject to compliance with the provisions of Article 694 of the Código de Procedimiento Civil. The pertinent provisions of such articles as they would affect a judgment obtained in a foreign court ordering payment of money by the Republic following a failure to pay amounts due and owing under the Agreements or the Securities are as follows: (A) the foreign judgment presented in the Republic for enforcement does not conflict with public order laws of the Republic, (B) the foreign judgment, in accordance with the laws of the country in which it was obtained, is final and a duly certified and authenticated copy has been presented to the court in the Republic, (C) no proceedings are pending in the Republic with respect to the same cause of action, and no final judgment has been awarded in the Republic in any proceeding on the same subject matter and between the same parties and (D) in the proceedings commenced in the foreign court which issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designed to give an opportunity to the defendant to defend the action. Proceedings for execution of a money judgment by attachment or execution against any assets or property located in the Republic would be within the exclusive jurisdiction of Colombian courts. A judgment obtained in a foreign court ordering payment of money by the Republic under the Agreements or the Securities would not conflict with public order laws of the Republic;

(xv) Each of the Agreements is in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic;

(xvi) The Registration Statement, as amended, and the Prospectus, as amended or supplemented, and their filing with the Commission have been duly authorized by and on behalf of the Republic, and the Registration Statement, as amended, has been duly executed by and on behalf of the Republic, and the information in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, stated on the authority of public officials of the Republic has been stated in their official capacities thereunto duly authorized;

(xvii) The statements in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, relating to the Securities and the Fiscal Agency Agreement, insofar as matters of Colombian law are concerned, and all other statements in the Registration Statement and the Prospectus with respect to or involving Colombian law are correct in all material respects;

(xviii) The Refrendación (Acknowledgment) of the Agreements and the Securities by the Contralor General de la República, pursuant to Law 42 of 1993, is not required under Colombian law for the due execution, delivery, performance, validity or enforceability of the Agreements or the Securities. The Contralor General de la República is required by law to acknowledge the Agreements and the Securities; provided, that, the Securities have been issued according to Colombian regulations and in compliance with all applicable requirements. The Securities have been so issued and the Agreements have been duly authorized and all necessary actions have been taken to comply with all applicable requirements. Pursuant to Colombian law and regulations, the failure by the Contralor General de la República to acknowledge the Agreements and the Securities will not affect the obligations of the Republic in respect of the Securities; and

(xix) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Closing Date, to the effect that:

(A) No information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement, at the respective times each part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) No information has come to such counsel’s attention that causes such counsel to believe that the Prospectus, as of the date thereof or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(C) No information has come to such counsel’s attention that causes such counsel to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that he or she is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent expressly set forth in (xvii) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), and that such counsel’s opinions referred to in this subsection (b) are limited to matters of Colombian law and, insofar as the opinion required by this subsection (b) is affected by matters of United States or New York law, it may be given in reliance upon the opinion required by subsection (c) of this Section 7 and that, insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Republic, such counsel has assumed that each party to such agreement or obligation other than the Republic has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

(c) Arnold & Porter LLP, United States counsel to the Republic, shall have furnished to the Representatives their written opinion, dated the Closing Date, to the effect that:

(i) Assuming that the Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor, the Securities constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (whether enforcement is considered in a proceeding in equity or at law) and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights;

(ii) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto, the Fiscal Agency Agreement constitutes a valid, binding and enforceable agreement of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity (whether enforcement is considered in a proceeding in equity or at law) and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights;

(iii) The issuance and sale of the Securities by the Republic pursuant to this Agreement and the performance by the Republic of its obligations in this Agreement, the Fiscal Agency Agreement and the Securities do not require any consent, approval, authorization, registration or qualification of or with any United States federal or New York State governmental authority that in such counsel’s experience is normally applicable with respect to such issuance, sale or performance, except such as have been obtained under the Act; provided, that, such counsel need express no opinion as to such consents, approvals, authorizations, registrations or qualifications that may be required under state securities or Blue Sky laws;

(iv) Under the laws of the State of New York relating to personal jurisdiction, assuming the Republic has duly authorized, executed and delivered this Agreement, the Republic has, pursuant to Section 16 of this Agreement, to the fullest extent permitted by law, validly and irrevocably submitted to the jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York, in any action, suit or proceeding brought by the Underwriters or any person who controls the Underwriters arising out of or relating to this Agreement, has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the laying of venue of any such action, suit or proceeding in any such court, has validly and irrevocably waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and has validly and irrevocably appointed the Consul General of the Republic in The City of New York as its authorized agent for the purpose described in Section 16 hereof; service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over the Republic in any such action; and the waiver by the Republic, pursuant to Section 16 hereof, of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment and post-judgment attachment) in any such action in any such court is legal, valid and binding under New York State and United States federal law;

(v) The statements in the Prospectus under the heading “Taxation — United States Federal Taxation,” insofar as such statements purport to summarize federal laws of the United States, constitute a fair summary of the principal U.S. Federal tax consequences of a purchase of the Securities; and

(vi) The statements in the Basic Prospectus under the headings “Description of the Securities,” and the statements in the Prospectus under the heading “Description of the Bonds,” insofar as such statements purport to summarize certain provisions of the Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions.

(vii) In addition, such counsel shall have furnished the Underwriters with a letter, dated the Closing Date, to the effect that:

(A) The Registration Statement (except for the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), at the respective times each part thereof became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;

(B) No information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except for the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), at the respective times each part thereof became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(C) No information has come to such counsel’s attention that causes such counsel to believe that the Prospectus (except as aforesaid), as of the date thereof or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(D) No information has come to such counsel’s attention that causes such counsel to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in (v) and (vi) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), and that their opinions referred to in this subsection (c) are limited to the federal laws of the United States and the laws of the State of New York, and such counsel may, as to all matters governed by the laws of the Republic, assume the correctness of, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in, the opinion of the Head or Acting Head of the Legal Affairs Group of the Dirección General de Crédito Público y Tesoro Nacional of the Ministerio de Hacienda y Crédito Público of the Republic referred to above.

(d) The Representatives shall have received the favorable opinion or opinions of Sullivan & Cromwell LLP, United States counsel for the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Prospectus, this Agreement, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of the laws of the Republic upon the opinion of Brigard & Urrutia referred to below.

(e) The Representatives shall have received the favorable opinion or opinions of Brigard & Urrutia, Colombian counsel to the Underwriters, with respect to the validity of the Securities, the Registration Statement, the Prospectus, this Agreement, the Fiscal Agency Agreement and other related matters as the Representatives may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of United States law upon the opinion of Sullivan & Cromwell LLP referred to above.

(f) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the Republic which, in the judgment of the Representatives, materially impairs the investment quality of the Securities; (ii) no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Securities are to be issued or to question the validity of the Securities, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in relevant part; (iii) the Securities will be rated at least the ratings indicated in Schedule I by the rating agencies, if any, listed in Schedule I and, on or after the Applicable Time, there shall not have been any public announcement by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) that any such organization has under surveillance or review its rating of any debt securities of the Republic (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or the Republic is involved, any declaration of war by the United States or the Republic or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities; and (v) the Republic shall not have ceased to be a member of the International Monetary Fund and of the International Bank for Reconstruction and Development.

(g) The Representatives shall have received a certificate from the Director General or the Acting Director General of the Dirección General de Crédito Público y Tesoro Nacional of the Ministerio de Hacienda y Crédito Público of the Republic, dated the Closing Date, in which such official shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of the Republic contained in Section 1 hereof are true and correct on and as of the date of this Agreement and of such certificate; (ii) since the date as of which information is given in the Pricing Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of the Republic, except as set forth or contemplated by the Pricing Prospectus; and (iii) none of the events described in Sections 7(a) and 7(f)(ii) and (v) hereof has occurred.

(h) On or prior to the Closing Date, the Consul General of the Republic in The City of New York shall have accepted his appointment as authorized agent of the Republic upon which process may be served in any action by any Underwriter or any person controlling any Underwriter, and arising out of or based upon this Agreement, the Securities and the Fiscal Agency Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York.

(i) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and information as they may reasonably require for the purpose of enabling them to pass upon the matters described in subsections (d) and (e) above, and the Representatives shall have received such documents, opinions and information as the Representatives may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Republic in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

(j) The Republic shall have complied with the provisions of Section 4(d) hereof with respect to the furnishing of copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates, documents and information mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives by notice to the Republic in writing or by telephone, confirmed in writing, or by telex, facsimile, cable or telegraph.

8. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied (other than clause (iv) of Section 7(f)) or because of any refusal, inability or failure on the part of the Republic to perform any agreement herein or comply with any provision hereof other than by reason of a default by either of the Underwriters, the Republic will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in making preparations for the purchase, sale and delivery of the Securities. If this Agreement is terminated by you on the grounds specified in Section 10 or 11 hereof, the Republic will not be obligated to reimburse the Underwriters for their out-of-pocket expenses.

9. Indemnification and Contribution.

(a) The Republic agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the Act, the Exchange Act or other federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him or it in connection with investigating or defending any such loss, claim, damage, liability or action within a reasonable time after such expenses are incurred; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of any

Underwriter through the Representatives specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b) Each Underwriter agrees severally to indemnify and hold harmless the Republic and each of its officials, including its authorized representative in the United States, who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses as incurred, but only with reference to written information relating to such Underwriters furnished to the Republic by or on behalf of such Underwriters through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 9 (a) or (b), as the case may be. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction, approved by the Representatives in the case of subsection (a) of this Section 9, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) and (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent not unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsections (a) or (b) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or other similar grounds, the Republic and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Republic and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total of the underwriting discounts appearing on the front cover page of the Prospectus Supplement bears to the total public offering price of the Securities appearing thereon and the Republic is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 9(c), then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Republic, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such loss, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (y) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be responsible for any amount in excess of the total of the underwriting discounts applicable to the Securities purchased by such Underwriters hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, subject to clauses (y) and (z) of this subsection (d).

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives (after consultation with the Republic), by notice given to the Republic prior to delivery of and payment for all the Securities, if after the execution and delivery of this Agreement and prior to such time (i) existing financial, political or economic conditions in the United States, Colombia, or elsewhere, or Colombian exchange rates or exchange controls shall have undergone any materially adverse change which, in the opinion of the Representatives, would materially adversely affect the market for the Securities, or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, trading in any securities of the Republic on any exchange or in the over-the-counter market in the United States or in the Republic shall have been suspended or limited, or (iii) a major disruption of the settlement or clearance of debt securities in the United States shall occur and continue until at least the business day preceding the Closing Date, and such event shall make it impractical to proceed with the closing, or (iv) a banking moratorium shall have been declared either by U.S. federal or New York State or Colombian authorities.

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Republic; provided further, however, that if within 24 hours after such default by such Underwriter or Underwriters holding in excess of 10% of the aggregate principal amount of the Securities set forth in Schedule I the nondefaulting Underwriters shall not have agreed to purchase all of the Securities, then the Republic shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to the Underwriters to purchase the Securities to be purchased by such defaulting Underwriter or Underwriters. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as the Representatives or the Republic shall determine in order that any required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Republic and any nondefaulting Underwriter for damages occasioned by its default hereunder. The term “Underwriter” as used herein includes any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Republic and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Republic or any of the controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. Except as otherwise expressly provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile, at the address specified in Schedule I hereto; or, if sent to the Republic, will be mailed, delivered or sent by facsimile to the Director General of Public Credit and the National Treasury, Ministerio de Hacienda y Crédito

Público, Dirección General de Crédito Público y del Tesoro Nacional, Carrera 7a, No. 6-45, Piso 8, Bogotá D.C., Colombia.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Security from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. Any purported assignment of this Agreement in contravention of this Section 14 shall be null and void.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, except that all matters governing authorization and execution by the Republic shall be governed by the laws of the Republic.

16. Jurisdiction of Courts of New York and the Republic. The Republic hereby appoints the Consul General of the Republic in The City of New York, presently located at 10 East 46th Street, in New York, New York, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action by any Underwriter, or by any persons controlling such Underwriters, arising out of or based upon this Agreement, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, subject to the last sentence of this Section 16, the Republic expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Authorized Agent and such successor’s acceptance of such appointment shall have occurred. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Director General of Public Credit and the National Treasury, Ministerio de Hacienda y Crédito Público, Dirección General de Crédito Público y Tesoro Nacional, Carrera 7a, No. 6-45, Piso 8, Bogotá D.C., the Republic, shall be deemed in every respect effective service of process upon the Republic. Notwithstanding the foregoing, any action by any Underwriter based upon this Agreement may be instituted by any Underwriter in any competent court in the Republic. The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement which may be instituted as provided in this Section 16 in any state or federal court in The City of New York, New York, or in any competent court in the Republic; provided, that, except as provided under Article 177 of the Código Contencioso Administrativo of the Republic, which does not override Articles 684 or 513 of the Código de Procedimiento Civil and Article 19 of Decree 111 of January 15, 1996 of the Republic, the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any aforesaid action arising out of or in connection with this Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. The Republic hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any state securities laws.

17. Underwriters Not Fiduciaries. The Republic acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Republic, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement and (iv) the Republic has consulted its own legal and financial advisors to the extent it deemed appropriate. The Republic agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

18. Agreement Supersedes Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Republic and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Waiver of Jury Trial. The Republic and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this offering of Securities, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

21. Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so (and subject to Chapter II, Article 78 of the Foreign Exchange Regulations of Colombia), that the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding the day on which final judgment is given. The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the business day following receipt by such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such other party in U.S. dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of U.S. dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

22. Contracts with the Republic. In accordance with the legal requirements of the Republic relating to contracts with the Republic, the Underwriters shall be deemed to have waived any right to petition for diplomatic claims to be asserted by their governments against the Republic, except in the case of denial of justice, with respect to rights of the Underwriters hereunder.

23. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Republic and the several Underwriters.

Very truly yours,

REPUBLIC OF COLOMBIA

By:
Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

[NAME [OR NAMES] OF REPRESENTATIVE[S] OF THE UNDERWRITERS]

By:
Name: Title:

SCHEDULE I

Underwriting Agreement dated as of:

Fiscal Agency Agreement:

Representatives and addresses:

Title and description of Securities:

Title:

Aggregate principal amount

Issue date:

Maturity date:

Interest rate:

Interest accrued from:

Interest Payment Dates:

Currency of denomination:

Currency of payment:

Form(s) and denomination(s):

Sinking fund provisions:

Redemption provisions:

Warrant provisions:

Other provisions:

Ratings:

Price to public:

Underwriters’ Commissions:

Purchase price to Underwriters:

Funds:

Manner of payment:

Closing Date, time and location:	• at the offices of Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Securities exchange(s):

Calculation agent:

SCHEDULE II

Principal Amount of Securities
[List Underwriters]

SCHEDULE III

(a)	Free Writing Prospectuses:

[Any Free Writing Prospectuses to be listed pursuant to Section 5 hereof]

SCHEDULE III

(b)	Documents Incorporated by Reference pursuant to Section 1(d) hereof:

[List of Documents]

SCHEDULE IV

A preliminary prospectus supplement of the Republic of Colombia accompanies this free-writing prospectus and is available from the SEC’s website at [        ]

Republic of Colombia

Securities:

Registration:

Face Amount of Bonds:

[Face Amount (U.S. Dollar Equivalent):]

Gross Proceeds:

Maturity Date:

Coupon:

Interest Rate Period:

Public Offering Price:

[Applicable Exchange Rate:]

Underwriting Discount:

Net Proceeds (not including accrued interest and before expenses) to the Republic of Colombia:

Pricing:

Settlement:

Bookrunners:

Allocation:

Face Amount
[List Underwriters]

Total

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternately, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [        ].

You should not reply to this announcement. Any reply e-mail communications, including those you generate using the “Reply” function on your e-mail software, will be ignored or rejected.

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